Nordson Corporation Reports Record Third Quarter Fiscal 2026 Results and Increases Full Year Guidance

Third Quarter Highlights:
•Sales were an all-time quarterly record of $818 million, an increase of 10% year-over-year
•Earnings per diluted share were a record $2.73, up 23% year-over-year
•Adjusted earnings per diluted share were $3.25, also a quarterly record and up 19% year-over-year
•Continued strength in demand with backlog up 35% compared to prior year
•Increasing full year guidance for sales and earnings

WESTLAKE, Ohio--(BUSINESS WIRE)--August 19, 2026--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal third quarter ended July 31, 2026. Sales were a quarterly record of $818 million, an increase of 10% compared to the prior year’s third quarter sales of $742 million. The third quarter 2026 sales included an organic sales increase of approximately 12% driven by growth in all segments. Organic sales growth was partially offset by the net unfavorable impact of a prior year divestiture and an acquisition in the second quarter.
Net income was $153 million, or a record $2.73 of earnings per diluted share, compared to prior year’s third quarter net income of $126 million, or $2.22 of earnings per diluted share. Third quarter 2026 earnings included a non-cash loss on a minority investment recognized during the quarter. Excluding this item and acquisition-related amortization and costs, third quarter adjusted earnings per diluted share were a record $3.25, a 19% increase from the prior year adjusted earnings per diluted share of $2.73.
Third quarter EBITDA reached an all-time quarterly record of $262 million, or 32% of sales, an increase of 10% compared to prior year EBITDA of $239 million, also at 32% of sales.

Commenting on the Company’s fiscal 2026 third quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “The strong momentum of the first half continued through the third quarter, delivering results above the high-end of our most recent earnings guidance. The team’s strong execution of the Ascend Strategy, combined with our diversified portfolio, differentiated precision technology and operational excellence, positioned us to deliver record sales in all three segments while maintaining our best-in-class margin performance. In addition, strong free cash flow generation enabled us to further strengthen our balance sheet, return capital to shareholders, and continue investing in the business to support future growth. I want to thank our global employees for delivering on the needs of our customers and achieving another outstanding quarter.”

Third Quarter Segment Results
Record third quarter Industrial Precision Solutions sales of $367 million increased 5% from the prior year, inclusive of an organic sales increase of 3%, favorable currency translation of 1%, and an acquisition contribution of 1%. The organic sales increase was driven by strength in packaging, industrial coatings, polymer processing and nonwovens product lines. EBITDA in the quarter was $130 million, or 35% of sales, in line with prior year third quarter EBITDA of $130 million.
Medical and Fluid Solutions sales of $231 million, an all-time quarterly record, increased 5% compared to the prior year third quarter. Excluding the divestiture of the contract manufacturing business, organic sales increased 11%. The organic sales increase was driven by growth in engineered fluid solutions and medical product lines related to end market demand. EBITDA in the quarter was also a segment record $88 million, or 38% of sales, up 6% from the prior year third quarter EBITDA of $83 million.
Record quarterly Advanced Technology Solutions sales of $220 million increased 28% compared to the prior year third quarter, inclusive of an organic sales increase of 31% and unfavorable currency translation of 3%. The organic sales increase was driven by strong growth in electronics dispense and test and inspection product lines. EBITDA in the quarter was a segment record $66 million, or 30% of sales, up 58% from the prior year third quarter EBITDA of $42 million.

Outlook

The Company enters the fourth quarter with strong demand momentum and increased backlog, up 35% over the prior year.

Based on the continuing momentum of our end markets as evidenced by our backlog and order entry, the Company is increasing its full year guidance. Sales are now expected to be in the range of $3,035 to $3,075 million and adjusted earnings to be in the range of $11.80 to $12.00 per diluted share.

Reflecting on the full year outlook, Mr. Nagarajan said, “Based on backlog and order entry momentum, we expect the strong sales of the first nine months to continue through the fourth quarter. This puts us on track to achieve over $3 billion in annual revenue for the full year. We are delivering above-market organic growth through accelerating demand in key end markets. Our differentiated technology, close to the customer business model and the execution of the NBS Next growth framework have positioned us well to compound profitable growth this year and into the future.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, August 20, 2026, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Matt Matejka, senior director, investor relations at (440) 597-8495 or matthew.matejka@nordson.com.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic and political conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions and the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements, including changes in tariffs by the U.S. or other nations; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflicts in Europe and the Middle East, acts of terror, natural disasters and pandemics and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serve global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com or www.linkedin.com/company/nordson-corporation.

NORDSON CORPORATION
SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
	July 31, 2026		July 31, 2025		July 31, 2026		July 31, 2025
SALES
Industrial Precision Solutions	$367,249		$350,784		$1,044,576		$970,079
Medical and Fluid Solutions	230,538		219,465		636,571		615,883
Advanced Technology Solutions	219,880		171,260		546,828		453,905
Total sales	$817,667		$741,509		$2,227,975		$2,039,867

EBITDA
Industrial Precision Solutions	$129,900	35%	$130,130	37%	$363,789	35%	$356,453	37%
Medical and Fluid Solutions	88,291	38%	83,153	38%	237,690	37%	224,023	36%
Advanced Technology Solutions	65,695	30%	41,546	24%	146,622	27%	103,833	23%
Corporate expenses	(21,403)		(16,318)		(47,441)		(40,542)
Total EBITDA (non-GAAP) (1)	$262,483	32%	$238,511	32%	$700,660	31%	$643,767	32%

(1) Total company EBITDA is a non-GAAP measure. Refer to the reconciliation of non-GAAP measures – net income to EBITDA.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Nine Months Ended
	July 31, 2026	July 31, 2025	July 31, 2026	July 31, 2025
Sales	$817,667	$741,509	$2,227,975	$2,039,867
Cost of sales	363,935	334,992	1,004,044	923,550
Gross profit	453,732	406,517	1,223,931	1,116,317
Gross margin %	55.5%	54.8%	54.9%	54.7%

Selling and administrative expenses	230,640	206,539	637,231	606,642
Divestiture and related charges	—	12,211	—	12,211
Operating profit	223,092	187,767	586,700	497,464

Interest expense - net	(20,359)	(25,698)	(64,680)	(77,335)
Pension settlement charge	—	—	(24,049)	—
Other expense - net	(16,794)	(2,945)	(6,357)	(5,380)
Income before income taxes	185,939	159,124	491,614	414,749

Income taxes	33,093	33,340	88,070	81,909

Net income	$152,846	$125,784	$403,544	$332,840

Weighted-average common shares outstanding:
Basic	55,714	56,438	55,766	56,784
Diluted	56,027	56,728	56,084	57,084

Earnings per share:
Basic earnings	$2.74	$2.23	$7.24	$5.86
Diluted earnings	$2.73	$2.22	$7.20	$5.83

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	July 31, 2026	October 31, 2025
Cash and cash equivalents	$113,431	$108,442
Receivables - net	648,827	587,843
Inventories - net	469,310	444,814
Other current assets	96,300	101,752
Total current assets	1,327,868	1,242,851

Property, plant and equipment - net	517,012	516,914
Goodwill	3,315,820	3,304,685
Other assets	787,220	853,231
	$5,947,920	$5,917,681

Short term debt and current maturities of long-term debt	$202,000	$315,000
Accounts payable and accrued liabilities	526,472	443,260
Total current liabilities	728,472	758,260

Long-term debt	1,529,005	1,681,254
Other liabilities	421,384	434,596
Total shareholders' equity	3,269,059	3,043,571
	$5,947,920	$5,917,681

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	July 31, 2026	July 31, 2025
Cash flows from operating activities:
Net income	$403,544	$332,840
Depreciation and amortization	109,446	112,454
Divestiture and related charges	—	12,211
Pension settlement charge	24,049	—
Other non-cash items	14,785	12,154
Changes in operating assets and liabilities and other	18,649	46,605
Net cash provided by operating activities	570,473	516,264

Cash flows from investing activities:
Additions to property, plant and equipment	(40,313)	(49,002)
Acquisition of business, net of cash acquired	(11,643)	—
Other - net	(3,513)	4,272
Net cash used in investing activities	(55,469)	(44,730)

Cash flows from financing activities:
Repayment of debt - net	(258,025)	(94,664)
Repayment of finance lease obligations	(5,633)	(4,083)
Dividends paid	(137,384)	(133,008)
Issuance of common shares	49,143	5,419
Purchase of treasury shares	(158,792)	(218,194)
Net cash used in financing activities	(510,691)	(444,530)

Effect of exchange rate change on cash:	676	4,832
Net change in cash and cash equivalents	4,989	31,836

Cash and cash equivalents:
Beginning of period	108,442	115,952
End of period	$113,431	$147,788

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	July 31, 2026	July 31, 2025	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$367,249	$350,784	3.3%	0.9%	0.5%	4.7%
Medical and Fluid Solutions	230,538	219,465	10.6%	(5.6)%	—%	5.0%
Advanced Technology Solutions	219,880	171,260	30.9%	—%	(2.5)%	28.4%
Total sales	$817,667	$741,509	11.7%	(1.2)%	(0.2)%	10.3%

SALES BY GEOGRAPHIC REGION
Americas	$331,471	$314,568	7.3%	(2.5)%	0.6%	5.4%
Europe	192,432	186,620	3.2%	(0.3)%	0.2%	3.1%
Asia Pacific	293,764	240,321	24.1%	(0.1)%	(1.8)%	22.2%
Total sales	$817,667	$741,509	11.7%	(1.2)%	(0.2)%	10.3%

	Nine Months Ended		Sales Variance
	July 31, 2026	July 31, 2025	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$1,044,576	$970,079	3.8%	0.6%	3.3%	7.7%
Medical and Fluid Solutions	636,571	615,883	7.1%	(4.6)%	0.9%	3.4%
Advanced Technology Solutions	546,828	453,905	20.1%	—%	0.4%	20.5%
Total sales	$2,227,975	$2,039,867	8.4%	(1.2)%	2.0%	9.2%

SALES BY GEOGRAPHIC REGION
Americas	$901,654	$874,868	4.5%	(2.3)%	0.9%	3.1%
Europe	569,351	526,878	3.1%	(0.2)%	5.2%	8.1%
Asia Pacific	756,970	638,121	18.2%	(0.1)%	0.5%	18.6%
Total sales	$2,227,975	$2,039,867	8.4%	(1.2)%	2.0%	9.2%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2026	July 31, 2025	July 31, 2026	July 31, 2025
Net income	$152,846	$125,784	$403,544	$332,840
Income taxes	33,093	33,340	88,070	81,909
Interest expense - net	20,359	25,698	64,680	77,335
Pension settlement charge	—	—	24,049	—
Other expense - net	16,794	2,945	6,357	5,380
Inventory step-up amortization (1)	2,269	—	3,404	3,135
Severance and other (1)	—	451	—	16,725
Acquisition-related costs (1)	576	235	1,110	1,778
Divestiture and related charges	—	12,211	—	12,211
Adjusted operating profit	225,937	200,664	591,214	531,313
Depreciation and amortization	36,546	37,847	109,446	112,454
EBITDA (non-GAAP) (2)	$262,483	$238,511	$700,660	$643,767
(1) Represents non-recurring cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as non-recurring cost reduction actions, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2026	July 31, 2025	July 31, 2026	July 31, 2025
GAAP AS REPORTED
Net income	$152,846	$125,784	$403,544	$332,840
Diluted earnings per share	$2.73	$2.22	$7.20	$5.83

Shares outstanding - diluted	56,027	56,728	56,084	57,084

ADJUSTMENTS
Inventory step-up amortization (1)	$2,269	$—	$3,404	$3,135
Acquisition costs (1)	576	235	1,110	1,778
Severance and other (1)	—	451	—	16,725
Acquisition amortization of intangibles	19,345	20,092	58,320	59,099
Entity liquidation	—	—	—	988
Non-cash loss on minority investments (2)	14,892	—	2,481	—
Pension settlement charge	—	—	24,049	—
Total adjustments	$37,082	$32,989	$89,364	$93,936

Adjustments net of tax	$29,364	$29,084	$72,075	$78,451
EPS effect of adjustments	$0.52	$0.51	$1.29	$1.37

NON-GAAP
Adjusted net income (3)	$182,210	$154,868	$475,619	$411,291
Adjusted earnings per share (4)	$3.25	$2.73	$8.48	$7.20
(1) Represents non-recurring cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) Represents non-cash loss on minority investments accounted for at fair value.
(3) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items.
(4) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - OPERATING CASH FLOW TO FREE CASH FLOW (Unaudited)
(Dollars in thousands)

	Year to Date
	July 31, 2026	April 30, 2026
Net cash provided by operating activities	$570,473	$321,101
Additions to property, plant and equipment	(40,313)	(27,693)
Free cash flow (1)	$530,160	$293,408

Free cash flow - quarter to date (1)	$236,752

Net income	$403,544	$250,698
Non-cash loss on minority investments and pension charge - after-tax	20,552	9,383
Net income excluding non-cash loss on minority investments and pension loss (2)	$424,096	$260,081
Free cash flow conversion (3)	125%	113%

Net income excluding non-cash loss on minority investments and pension charge - quarter to date (2)	$164,015
Free cash flow conversion - quarter to date (3)	144%

	Year to Date
	July 31, 2025	April 30, 2025
Net cash provided by operating activities	$516,264	$278,292
Additions to property, plant and equipment	(49,002)	(37,439)
Free cash flow (1)	$467,262	$240,853

Free cash flow - quarter to date (1)	$226,409

Net income	$332,840	$207,056
Free cash flow conversion (3)	140%	116%

Net income - quarter to date (2)	$125,784
Free cash flow conversion - quarter to date (3)	180%
(1) Free cash flow is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Net cash provided by operating activities minus Additions to property, plant and equipment.
(2) Net income excluding non-cash loss on minority investments and pension charge is a non-GAAP measure used by management as an input to the calculation of Free cash flow conversion and is defined as Net income excluding non-cash losses (gains) on minority investments and pension settlement charge.
(3) Free cash flow conversion is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Free cash flow divided by Net income excluding non-cash losses on minority investments and pension settlement charge.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS, EBITDA, free cash flow, and free cash flow conversion, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contact
Matt Matejka
Senior Director
Investor Relations
(440) 597-8495
Matthew.Matejka@nordson.com